                                                                    Exhibit 12.1

                      COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                             (Dollars in thousands)



                                                                      Years Ended                                    Three Months
                                          --------------------------------------------------------------------          Ended
                                            June 27,       June 26,       June 25,     June 30,      June 29,        September 28,
                                              1997           1998           1999         2000          2001              2001
                                          ----------     ----------     ----------   ----------    -----------     ---------------
Earnings:
Income (loss) before income taxes            $2,211          $ 97         $4,135       $19,973       $(12,991)         $(8,526)
Add:
  Interest expensed                             509           437            485           433            109               25
  Interest capitalized                                                     1,292           381
                                             ------          ----         ------       -------       --------          -------
Earnings as defined                          $2,720          $534         $5,912       $20,787       $(12,882)         $(8,501)
                                             ======          ====         ======       =======       ========          =======
Fixed charges:
  Interest expensed                          $  509          $437         $  485       $   433       $    109          $    25
  Interest capitalized                           -             -           1,292           381             -                -
                                             ------          ----         ------       -------       --------          -------
Fixed charges as defined                     $  509          $437         $1,777       $   814       $    109          $    25
                                             ======          ====         ======       =======       ========          =======

Ratio of earnings to fixed charges              5.3           1.2            3.3          25.5             - (a)            - (a)
                                             ======          ====         ======       =======       ========          =======


(a) Earnings were insufficient to cover fixed charges by $12,991 for the year ended June 29, 2001 and by $8,526 for the thirteen-week period ended September 28, 2001.

The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income or loss, to which has been added fixed charges and taxes based upon income or loss. Fixed charges consist of interest expense on borrowing, including capitalized interest during the period.

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERENCE DIVIDENDS
                             (Dollars in thousands)


                                                                        Years Ended                                  Three Months
                                             -----------------------------------------------------------------          Ended
                                             June 27,       June 26,     June 25,      June 30,       June 29,       September 28,
                                               1997           1998         1999          2000           2001             2001
                                             --------       --------     --------      --------       --------       -------------
Earnings:
Income (loss) before income taxes            $2,211            $ 97       $4,135       $19,973        $(12,991)        $(8,526)
Add:
  Interest expensed                             509             437          485           433             109              25
  Interest capitalized                                                     1,292           381
  Preference security dividend
   requirements of consolidated
   subsidiaries                                 116             122          613
Less:
  Preference security dividend
   requirements of consolidated
   subsidiaries                                (116)           (122)        (613)
                                             ------            ----       ------       -------        --------         -------
Earnings as defined                          $2,720            $534       $5,912       $20,787        $(12,882)        $(8,501)
                                             ======            ====       ======       =======        ========         =======
Fixed charges:
  Interest  expensed                         $  509            $437       $  485       $   433        $    109         $    25
  Interest capitalized                            -               -        1,292           381              -               -
  Preference security dividend
   requirements of consolidated
   subsidiaries                                 116             122          613
                                             ------            ----       ------       -------        --------         -------
Fixed charges as defined                     $  625            $559       $2,390       $   814        $    109         $    25
                                             ======            ====       ======       =======        ========         =======
Ratio of earnings to fixed charges              4.4             1.0          2.5          25.5              - (a)           - (a)
                                             ======            ====       ======       =======        ========         =======


(a) Earnings were insufficient to cover fixed charges by $12,991 for the year ended June 29, 2001 and by $8,526 for the thirteen-week period ended September 28, 2001.

The ratio of earnings to combined fixed charges and preference dividends represents, on a pre-tax basis, the number of times earnings cover combined fixed charges and preference dividends. Earnings consist of net income or loss, to which has been added fixed charges and taxes based upon income or loss. Fixed charges consist of interest expense on borrowing, including capitalized interest during the period, and preference security divend requirements on consolidated subsidiaries.